EXHIBIT 10.49

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (the “Agreement”) is made this 14th day of November, 2016 (the “Effective Date”) by and between SOCIAL REALITY, INC., a Delaware corporation (the “Company”), with its principal place of business located at 456 Seaton Street, Los Angeles, CA  90013 and kathy ireland Worldwide LLC (the “Advisor”), with its principal offices located care of PO Box 1410, Rancho Mirage, CA 92270.

R E C I T A L S

WHEREAS, the Company desires to retain the Advisor to provide certain advisory services as hereinafter set forth.

WHEREAS, the Advisor desires to provide certain advisory and consulting services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Advisory Services.  During the Term of this Agreement, the Advisor is hereby retained by the Company on a non-exclusive basis to provide strategic advisory services (the “Services”) to the Company to be mutually agreed to from time to time which are anticipated to include: (i) if the Company forms an Advisory Committee of independent, third party brand, marketing and/or consumer product C-level executives, to serve on such committee on terms no less favorable than the highest compensated person on such committee, (ii)  as an advisor, hold the non-executive designation of Chief Branding Advisor, and (iii) provide reasonable input to the Company on various aspects of corporate branding, and (iv) use good faith efforts to introduce the Company to potential business customers.  The services provided by Advisor and her availability will, in all respects, be subject to the “Standard Terms and Conditions” set forth on Exhibit “A” attached hereto and incorporated herein by this reference and, in the event of any conflict between this Agreement and Exhibit “A”, Exhibit “A” shall control.  For the avoidance of doubt, any reference to Advisor or its affiliates by the Company or its affiliates, or any use of Advisor’s or its affiliates’ brand, name, use or likeness shall be subject to the prior written approval of Advisor (which may be withheld in its sole discretion) and further subject to the terms and conditions of Exhibit “A”.  If Company requests the Advisor to travel in connection with the rendering of any Services, Advisor shall be entitled to approve each such request (which approval may be withheld in the Advisor’s sole discretion), and any arrangements for such travel will be pursuant to the terms and conditions of Exhibit “A”.

2.

Term; Termination.  The Term of this Agreement shall commence on the Effective Date as set forth above and end on December 31, 2018, (the “Expiration Date”).  Either party may terminate this Agreement in the event that the other party breaches or fails to perform any of its material obligations under this Agreement, or otherwise defaults in any of its material obligations under this Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party (or if such breach, failure or default is not reasonably capable of cure without cost or liability to the non breaching party, then termination shall be effective immediately upon delivery of notice).  The parties acknowledge and agree that each term and provision on Exhibit “A” is a material obligation of the Company under this Agreement.

3.

Compensation; Investment Intent.

(a)

As full and complete compensation for the Services, on January 2, 2017, unless  Advisor has been convicted or pleaded no contest to a felony and, as a direct and proximate cause thereof, the rendering of services by Advisor on such date is impossible (the “Share Condition”), the Company shall issue the Advisor one hundred thousand (100,000) shares of the Company’s Class A common stock (the “Compensation Shares”), which such Compensation Shares shall be fully paid and non-assessable upon issuance thereof.  Notwithstanding any early termination of this Agreement pursuant to Section 2 hereof, the Compensation Shares shall be deemed earned upon the (i) execution of this Agreement by all parties and (ii) satisfaction of the Share Condition.  If Advisor and the Company are required to report the issuance of the Compensation Shares to any third party governmental or regulatory authority, the parties shall consult and mutually agree upon a consistent reporting position.

(b)

The Compensation Shares are “restricted securities” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).  The Advisor has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of the investment in the Compensation Shares and represents that it (i) has adequate means of providing for its current financial needs and possible personal contingencies, and has no need for liquidity of investment in the Company; (ii) can afford (a) to hold unregistered securities for an indefinite period of time and (b) sustain a complete loss of the entire amount of such securities; and (iii) has not made an overall commitment to investments which are not readily marketable which is disproportionate so as to cause such overall commitment to become excessive.  The Compensation Shares are being acquired by the Advisor solely for its account for personal investment and not with a view to, or for resale in connection with, any distribution.  The Advisor does not intend to dispose of all or any part of the Compensation Shares except in compliance with the provisions of the Securities Act and applicable state securities laws and understands that the Compensation Shares are being issued pursuant to a specific exemption under the provisions of the Securities Act, which exemption depends, among other things, upon the compliance with the provisions of the Securities Act.

(c)

The Company may insert the following or similar legend on the face of the certificate representing the Compensation Shares, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Social Reality, Inc. that an exemption from registration under the act and any applicable state securities laws is available.”

(d)

Advisor shall be permitted to transfer the Compensation Shares to the individuals and entities identified on Exhibit “B” attached hereto in the percentages set forth therein.  At the request of Consultant, Company shall issue and deliver new certificates respecting the ownership of the Compensation Shares as set forth on Exhibit “B”.

4.

Social Media Management.  During the Term and any extension(s) thereof, Company shall dedicate not less than two (2) of its employees on a full-time basis to manage and implement the various social media and marketing efforts and initiatives contemplated in connection with the Advisor’s performance of Services hereunder (each a “Company Contact”).  All activities of the Company Contacts shall be subject to the advanced review and approval of Advisor.  Advisor shall also have right of prior approval over each individual Company intends to allocate to the roles provided in this Section 3, and Company shall remove and replace any Company Contact upon the request of the Advisor (provided further that any such replacement also to be subject to the Advisor’s approval).  The services rendered by Company Contacts will be in mutual cooperation with the Advisor to achieve the objectives of this Agreement. The Advisor acknowledges that the Company Contacts will coordinate with specific departments inside Company to carry out the business under this Agreement.

5.

Expenses.  The Advisor shall be reimbursed for all out of pocket costs and expenses incurred by it in the performance of the Services hereunder subject to preapproval by the Company.  Should the Advisor be requested to travel on the Company's behalf, the Company shall pay all expenses in accordance with Exhibit “A”.  In addition to the foregoing, the Company shall pay all reasonable fees and expenses incurred by Advisor’s legal, tax and accounting advisors in connection with the negotiation and execution of this Agreement up to an aggregate amount of $10,000.

6.

Return of Documents.  On termination of this Agreement or at any time upon the request of Company in writing, Advisor shall return to Company all documents, including all copies thereof, and all other property relating to the business of Company and/or its subsidiaries, including without limitation, the Confidential Information (as hereinafter defined), in its possession or control.

7.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge or change is sought.  This Agreement is not assignable by the Advisor without the prior written consent of the Company, which such consent may not be forthcoming; provided, that for the avoidance of doubt, assignment by Advisor of one or more advisory services to its employees or affiliates shall not constitute a violation of this Agreement.

8.

Confidentiality.

(a)

In connection with the performance of the Services contemplated by this Agreement, the Advisor and its affiliates may gain access to Confidential Information (as hereinafter defined) of the Company.  Confidential Information includes information communicated orally, in writing, by electronic or magnetic media, by visual observation, or by other means, and may be marked confidential or proprietary, or bear a marking of like import, or which the Company states to be confidential or proprietary, or which would logically be considered confidential or proprietary under circumstances of its disclosure known to Advisor. No rights or licenses to trademarks, inventions, copyrights, patents or any other intellectual property rights are implied or granted under this Agreement or by the conveying of Confidential Information to Advisor.

(b)

The Advisor acknowledges and understands that: (i) Confidential Information provides the Company with a competitive advantage (or that could be used to the disadvantage of the Company by a competitor); (ii) the Company has a continuing interest in maintaining the confidentiality of Confidential Information; and (iii) the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of Confidential Information.

(c)

For purposes hereof, “Confidential Information” includes, but is not limited to, information pertaining to business plans, joint venture agreements, licensing agreements, financial information, contracts, customers, products, trade secrets, specifications, designs, plans, drawings, software, data, prototypes, processes, methods, research, development or other information relating to the business activities and operations of the Company.

(d)

The Advisor agrees, and shall use reasonable efforts, to cause its controlled affiliates to agree, to keep Confidential Information confidential and, except as authorized by the Company, Advisor shall not, directly or indirectly, use Confidential Information for any reason except in a manner Advisor believes reasonable or appropriate to perform the Services under this Agreement.  The Advisor acknowledges that such Confidential Information could be deemed to be material non-public information that is not generally available to the public.  The Advisor further acknowledges its understanding that federal securities laws strictly prohibit any individual or entity who obtains inside information, and has a duty not to disclose it such as the Advisor, from using the information in connection with the purchase or sale of securities, and Company shall advise Advisor whether information disclosed to it constitutes material, nonpublic information.

(e)

The restrictions in subsection (d) of this Section shall not apply to any Confidential Information that: (i) is or becomes available to the public through no breach of this Agreement by Advisor; (ii) was previously known by Advisor or its affiliates; (iii) is received from a third party free to disclose such information without restriction; (iv) is independently developed by Advisor or its affiliates  without the use of the Confidential Information; (v) is approved for release by written authorization of the Company or its affiliates; (vi) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or (vii) is disclosed in response to an order or request of a governmental agency, provided that Advisor notifies the Company of the order or request ten (10) days prior to disclosure and permits the Company to seek an appropriate protective order.

9.

Indemnity; Insurance.

(a)

Indemnity:  The Company shall indemnify, defend, and hold Advisor and its affiliates harmless, at Company’s own expense, from and against any and all losses, liability, obligations, damages, third-party claims, demands, causes of action, costs and expenses of whatever form or nature (each a “Claim” and collectively, “Claims”), including reasonable outside attorney’s fees and other costs of legal defense, arising out of or related to: (i) the Advisor’s rendering of Services under this Agreement; (ii) an actual or alleged breach of any of the representations, warranties or covenants of this Agreement by the Company; (iii) Company’s negligence, willful misconduct, or willful misrepresentation; or (iv) any other act or omission by or attributable to Company in connection with this Agreement except to extent such indemnity is prohibited by law.  Company shall give prompt written notice to the Advisor of any proposed settlement of any Claim. Company may not, without the Advisor’s prior written consent, which the Advisor shall not unreasonably withhold, condition or delay, settle or compromise any claim or consent to the entry of any judgment regarding which indemnification is being sought hereunder unless such settlement, compromise or consent: (X) includes an unconditional release of the Advisor from all liability arising out of such claim; (Y) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Advisor; and (Z) does not contain any equitable order, judgment or term (other than the fact of payment or the amount of such payment) that in any manner affects, restrains or interferes with the business of the Advisor. Provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of gross negligence, willful misconduct or fraud of the Advisor, or a material breach of the Advisor’s representations and warranties hereunder.

(b)

Exculpation:  Notwithstanding anything to the contrary herein, the Advisor shall, to the greatest extent permitted by law at the time this clause is construed, be exculpated from any liability whatsoever for any alleged abuse of discretion, tort, breach of fiduciary duty and/or breach of trust caused by any act or omission in connection with this Agreement.  As a consequence, the Advisor shall under no circumstances ever be held personally liable to any other person, firm or corporation for any damages directly or indirectly arising out of any act or omission committed in connection with this Agreement.  This exculpation shall not, however, protect the Advisor from any liability for a breach of trust committed intentionally or in bad faith.  Even if this Section 9(b) shall not protect the Advisor due to the foregoing sentence, in no event shall the Advisor ever be liable for any punitive or exemplary damages for any act or omission committed in connection with this Agreement hereunder regardless of whether such act or omission constituted an act committed intentionally or in bad faith.

(c)

Insurance: The Company has procured, and shall continue to maintain, policies of director and officer insurance that provides to the same coverage to Advisor and its affiliates as is provided to any officer and director of the Company which policies shall provide, at a minimum, the coverage set forth on Exhibit “C” attached hereto and incorporated herein by this reference.

10.

Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

11.

Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third (3rd) calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses hereinabove first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

12.

Entire Agreement.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

13.

Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

14.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

15.

Governing Law. This Agreement shall become valid when executed and accepted by Company. This Agreement shall be construed in accordance with the laws of the State of California, without an application of the principles of conflicts of laws.  Anything in this Agreement to the contrary notwithstanding, the Advisor shall conduct the Advisor's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Advisor is located.

16.

Enforcement.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Los Angeles County in the State of California.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Los Angeles County, California, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Los Angeles County, California has been brought in an inconvenient form.

17.

Binding Nature, No Third Party Beneficiary.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

18.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY

SOCIAL REALITY, INC.

By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

kathy ireland Worldwide LLC

By:	/s/ Kathy Ireland
Kathy Ireland, Chief Executive Officer